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                                                                   EXHIBIT 24.3

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of THE GOODYEAR TIRE & RUBBER COMPANY, a corporation organized and existing under the laws of the State of Ohio (the "Company"), hereby constitutes and appoints ROBERT W. TIEKEN, C. THOMAS HARVIE, STEPHANIE W. BERGERON, and RICHARD J. KRAMER, and each of them, his true and lawful attorneys-in-fact and agents, each one of them with full power and authority to sign the name of the undersigned director to the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for its fiscal year ended December 31, 2002, and to any and all amendments, supplements and exhibits thereto and any other instruments filed in connection therewith; provided, however, that said attorneys-in-fact shall not sign the name of the director unless and until the Annual Report shall have been duly executed by the officers of the Company then serving as the chief executive officer of the Company, the principal financial officer of the Company and the principal accounting officer of the Company; and the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, or any one or more of them, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has subscribed these presents this 18th day of March, 2003.


        /s/ JAMES C. BOLAND
        ----------------------------
        James C. Boland, Director